Exhibit 99

                             CAUTIONARY STATEMENTS

From time to time, the Company may publish, verbally or in written form, forward-looking statements relating to such matters as anticipated financial performance, business prospects, industry technological developments, new services, research and development activities and similar matters. In fact, this Form 10-Q (or any other periodic reporting documents required by the 1934 Act) may contain forward-looking statements reflecting the current views of the Company concerning potential future events or developments. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. These Cautionary Statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. In order to comply with the terms of the "safe harbor" provisions, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: ability to hire and retain key personnel; successful integration of future acquisitions; relationships with and dependence on third party wireless communication equipment suppliers; uncertainties relating to economic conditions in markets throughout the world in which the Company operates; uncertainties relating to government and regulatory policies; uncertainties relating to customer plans and commitments; the Company's dependence on the wireless communications industry; the pricing and availability of wireless communications equipment, materials and inventories; technological developments and obsolescence in the wireless communications industry; performance issues with the Company's suppliers and customers; governmental export and import policies; global trade policies; worldwide political stability and economic growth; regulatory uncertainties; rapid technology changes; the highly competitive environment in which the Company operates; the entry of new, well-capitalized competitors into the Company's markets; changes in the Company's capital structure and cost of capital; and uncertainties inherent in international operations and foreign currency fluctuations. The words "believe", "expect", "anticipate", "project", "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.